Exhibit 107

Calculation of filing Fee Tables

Form S-8

(Form Type)

The Coca-Cola Company

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.25	Other	15,000,000(1)	$61.79(2)	$ 926,850,000	0.00014760	$136,803.06

Total Offering Amounts					$ 926,850,000		$136,803.06
Total Fee Offsets					—	—	—
Net Fees Due							$136,803.06

(1)	This registration statement, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), covers an indeterminate number of additional shares of common stock, par value $0.25 per share (the “Common Stock”), with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and Rule 457(h), based on the average of the high and low prices of the Common Stock of The Coca-Cola Company on April 29, 2024, as reported on the New York Stock Exchange.